                                  EXHIBIT 10.6

   ENMAX CORPORATION                              PURCHASE ORDER
   "Putting information technology to work"
   4190 S. Highland Dr., Suite 210
   Salt Lake City, UT  84124
   801-424-0200, 801-424-0300 fax

ORDERED BY:                              Purchase Order Number: 11/7014
       ENMAX Corporation
       4190 S. Highland Dr.              Date Issued
       SUITE 210                         7/31/00
       Salt lake City, UT  84124

To:                                      Ship To:
       iNetz                                   EnMax.com
       56 East Broadway                        380 King Street
       Suite 300                               Layton, UTAH  84041
       Salt Lake City, UT  84111               (801) 547-1551 Fax (801) 547-1881


Good Thru             Ship Via              Account No.              Terms
---------         ---------------         ---------------         -----------
 3/80/00          Web Development         Web Development         Net 30 Days

Item   Description                                   Quantity    Unit Price  Extension
------ --------------------------------------------- ----------- ----------- ---------------
       web  development  for EnvironMax  IPO, Dutch  1.00        10000000    100,000.00
       auction,  to  be  completed  by  August  28,
       Enmax  has all  rights to  development,  pmt
       due 60 days after completion jc
       Inetz  will also  receive  10,000  shares of
       unrestricted  common shares upon completion.
       Jc

------ --------------------------------------------- ----------- ----------- ---------------
                                                                  TOTAL       $100,000.00
                                                                 ----------- ---------------

Authorized Signature /s/ CHARLES MEREDITH
                     -----------------------------------

                  WEB SITE DEVELOPMENT AND LICENSING AGREEMENT

        This WEB SITE DEVELOPMENT AND LICENSING AGREEMENT (the "Agreement") is made and entered into as of the _____ day of _________, 20__ (the "Effective Date"), by and between iNetz, a Utah corporation with offices at 675 South 400 East, Salt Lake City, UT 84111 ("iNetz") and __________________, a
_______________ corporation with offices at
_____________________________________ ("Client").

                                   WITNESSETH

        WHEREAS, iNetz is in the business of offering Internet services relating to, among other things, development of Internet Web Sites, and is willing to provide services to Client on the terms and subject to the conditions set forth below; and

        WHEREAS, Client desires to engage iNetz, and iNetz desires to be engaged by Client, to provide Internet services on the terms and subject to the conditions set forth below.

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, iNetz and Client (collectively, the "Parties") hereby agree as follows:

                                1. INETZ SERVICES

        iNetz agrees to provide Client with services for development of an Internet Web site or Internet Related Services (the "Web Site") as may be set forth or described in the initial bid or quotation document ("Specifications Agreement") (the "Web Site Services") and to provide Client with additional services, if any, as may be set forth or described in the Specifications Agreement hereto and mutually agreed-upon in writing by the Parties (the "Additional Services"). Obligations of iNetz, if any, to provide ongoing maintenance tasks for the Web Site shall be set forth and included as part of Additional Services hereto ("Maintenance"). (The Web Site Services and the Additional Services are hereinafter referred to collectively as the "Services.") Client agrees that iNetz is responsible only for providing the Services, and iNetz is not responsible for providing any services or performing any tasks not specifically set forth in the Specifications Agreement.

                      2. WEB SITE DEVELOPMENT AND TRANSFER

                      2.1 SPECIFICATIONS AND CLIENT CONTENT

        iNetz, in consultation with Client, shall prepare detailed written specifications for the Web Site (the "Specifications"). The Specifications shall consist of, among other things, a design for the Web Site, a flow-chart of the pages for the Web Site, programming and interactive feature requirements, and the placement of any content or other materials which are to be incorporated into the Web Site. If the Parties are unable to agree in writing to mutually acceptable Specifications, after using good faith efforts, on or before one hundred twenty (120) days after the Effective Date, either party may terminate this Agreement by providing written notice to the other party. Such termination shall not relieve Client from the obligation of paying iNetz for all fees



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

due and owing iNetz as of the date of such termination, whether or not these fees have been invoiced.

                         2.2 DELIVERY OF CLIENT CONTENT

        "Client Content" shall mean any materials provided by Client or created by iNetz specifically for Client for incorporation in the Web Site, including, but not limited to, any lists, libraries, databases, software files, including, but not limited to all HTML (hyper text markup language) graphic files, images, photographs, illustrations, graphics, audio clips, video clips or text. Client shall deliver the Client Content to iNetz in a format specified and accessible by iNetz (e.g., electronic format such as .txt, .gif) as may be specified in the Specifications. Any services required to convert or input Client Content not set forth in the Specifications shall be charged as Additional Services. iNetz will not be liable for copyright, patent, trademark, intellectual property or publishing right disputes or infringements arising out of or concerning materials submitted to iNetz for inclusion on the Web Site. Client shall promptly deliver all Client Content to iNetz as required by iNetz.

                               2.3 INITIAL VERSION

        Upon completion of mutually agreeable Specifications, and upon iNetz' receipt of the Client Content and any fees called for in the Specifications Agreement, iNetz shall commence tasks associated with the development of the initial version of the Web Site ("initial Version") and notify the Client of the URL (Uniform Resource Locator) or other address of the Initial Version. iNetz shall use combinations of technology as iNetz, in consultation with the Client, deems appropriate to develop the Web Site.

                                  2.4 REVISIONS

        Upon receipt of a request for a revision, iNetz shall use commercially reasonable efforts to implement such revision requests that are within the scope of, and consistent with, the Specifications. If Client wishes to implement any revisions to the Web Site that deviate in any material respect from the Specifications, such change shall be subject to such additional charges as are quated by iNetz and agreed upon by the Parties. If Client accepts iNetz' proposal to undertake the work necessitated by the request for revision, then such revisions, as supplemented and/or modified by iNetz' proposal, shall amend and become a part of the Specifications and the Fee and Payment Schedule, and iNetz shall proceed to implement such revisions in accordance with the Specifications as so modified. If (i) Client has not made any requests for revisions by the end of thirty (30) days from the date of written notice of completion of the Initial Version from iNetz, or by such time as otherwise agreed by the Parties in writing, or (ii) upon completion of implementation of such requests which were mutually agreed upon by the Parties under the revised Specifications, the Web Site shall be deemed accepted by Client ("Acceptance").

                                  2.4 TRANSFER

        Upon Acceptance of the Web Site and payment of all fees outlined in accepted the Specifications Agreement, iNetz shall transfer the Web Site to an iNetz server or a client's



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

designated third party contractor, identified on the Specifications Agreement, through which the Web Site may be accessed via the World Wide Web portion of the Internet (the "Host Server").

                              2.4 WORK ORDER FORMS

        Subsequent to the execution of this Agreement by the Parties, in the event iNetz and Client agree that if iNetz is to perform additional tasks not in the original scope of Services hereunder, then the Parties shall execute a work order form (each an "Order Form") which shall be incorporated into and shall become a part of this Agreement and shall be subject to the terms and conditions hereof.

                              3. PROPRIETARY RIGHTS

                        3.1 PROPRIETARY RIGHTS OF CLIENT

        As between Client and iNetz, Client Content shall remain the sole and exclusive property of Client, including, without limitation, all copyrights, trademarks, patents, trade secrets, and any other proprietary rights. Nothing in this Agreement shall be construed to grant iNetz any ownership right in, or license to, the Client Content, except as provided in Section 4.1 of this Agreement.

                         3.2 PROPRIETARY RIGHTS OF INETZ

        Subject to Client's ownership interest in Client Content, all materials, including, but not limited, to any computer software (in object code and source code form), script, programming code, data, (information of HTML script developed for client or provided by iNetz or its suppliers under this Agreement except to the extent that iNetz agrees to deliver to the Client such script upon termination of this agreement) (with the exception of original elements of audiovisual displays created hereunder specifically for Client, which shall be deemed to be part of Client Content), and any trade secrets, know-how, methodologies and processes related to iNetz' products or services, shall remain the sole and exclusive property of iNetz, including, without limitation, all copyrights, trademarks, patents, trade secrets, and any other proprietary rights inherent therein and appurtenant thereto (collectively "iNetz Materials"). To the extent, if any, that ownership of the iNetz Materials does not automatically vest in iNetz by virtue of this Agreement or otherwise, Client hereby transfers and assigns to iNetz all rights, title and interest which Client may have in and to the iNetz Materials. Client acknowledges and agrees that iNetz is in the business of designing and hosting Web sites, and that iNetz shall have the right to provide to third parties services which are the same or similar to the Services, and to use or otherwise exploit any iNetz Materials in providing such services. iNetz shall retain all ownership and rights to third party software, licenses, and services that were owned, purchased, or utilized by iNetz for the production of client's web site.

                               3.3 CONFIDENTIALITY

        Each party agrees that during the course of this Agreement, information that is confidential or proprietary may be disclosed to the other party, including, but not limited to software, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party. Except as provided for in this Agreement, each party shall not make any disclosure of the Confidential Information to anyone other than its employees who have a need to know in connection with this Agreement. Each party shall notify its employees of their confidentiality obligations with respect to the Confidential Information and shall require its employees to comply with these obligations. The confidentiality obligations of each party and its employees shall survive the expiration or termination of this Agreement.

                                3.4 INETZ NOTICES

        Unless otherwise agreed to in writing by the Parties, iNetz shall have the right to place proprietary notices of iNetz and its suppliers (including hypertext links related thereto) on the iNetz Materials and on the Web Site, including developer attribution and hypertext links to iNetz' web sites, and to change or update such notices from time to time upon notice to Client. In no event may client remove or alter any iNetz proprietary notice from the iNetz Materials or the Web Site without iNetz' prior written consent.

                                   4. LICENSE

                          4.1 GRANT OF LICENSE--CLIENT

        Client hereby grants to iNetz a non-exclusive, worldwide, royalty-free license for the Initial Term and any Renewal Term (as those terms are hereinafter defined) to edit, modify, adapt, translate, exhibit, publish, transmit, participate in the transfer of, reproduce, create derivative works from, distribute, perform, display, and otherwise use Client Content as necessary to render the Services to Client under this Agreement.

                           4.2 GRANT OF LICENSE--INETZ

        iNetz hereby grants to Client a limited, non-exclusive, non-transferable license solely for the Initial Term and any Renewal Term (as those terms are hereinafter defined) and solely for Internet purposes to make use of iNetz Materials which are incorporated in the Web Site and which are required for the operation of the Web Site solely to operate the Web Site on the Host Server. iNetz hereby reserves for itself all rights in and to the iNetz Materials not expressly granted to Client in the immediately foregoing sentence. In no event shall Client use any trademarks or service marks of iNetz without iNetz' prior written consent. Unless otherwise agreed to in writing by iNetz, the transfer or attempted transfer of the Web Site to any host server other than the Host Server shall automatically terminate the foregoing license.

                                5. CLIENT CONTENT

                    5.1 ACCURACY AND REVIEW OF CLIENT CONTENT

        Client assumes sole responsibility for: (a) acquiring any authorization(s) necessary for hypertext links to third party Web sites; and (b) the accuracy of materials provided to iNetz, including, without limitation, Client Content, descriptive claims, warranties, guarantees, nature of business, and address where business is conducted; and (c) ensuring that the Client Content does not infringe or violate any right of any third party.

                        5.2 LIMITATIONS ON CLIENT CONTENT

        Client shall provide Client Content that does not contain any content or materials which are obscene, threatening, malicious, which infringe on or violate any applicable law or regulation or any proprietary, contract, moral, privacy or other third party right, or which otherwise expose iNetz to civil or criminal liability. Any such materials provided by Client to iNetz which do not satisfy the foregoing requirements in this Section 5.2 shall be deemed to be a material breach of this Agreement.

                                6. FEES AND TAXES

                           6.1 WEB SITE SERVICES FEES

        In consideration for that portion of the Services to be rendered by iNetz in connection with developing and finalizing the Specifications, Client shall pay to iNetz, upon execution of this Agreement, the fees identified in the Specifications Agreement. Upon Acceptance of the Specifications by Client, iNetz and Client shall negotiate in good faith to agree on fees to be paid by Client for the balance of the Services. Such agreed-upon fees and associated payment schedules shall then be as follows, unless otherwise stated in the Specifications Agreement: (i) For projects totaling $10,000 or less, 50% will be due and payable upon the signing of the Specifications Agreement to start production of web site; the remaining 50% of the production fee will be due and payable upon completion of the Web Site where at that time the Web Site will be made available to Client for on-line display. (ii) For projects in excess of $10,000, 40% will be due and payable upon the signing of the Specifications Agreement to start production of web site; 40% of the production fee will be due and payable upon the completion and approval of the design stage of the development, or upon the approval of all programming outlines if no design services are utilized for that project, the remaining 20% of the production fees will be due upon the completion of the project, at that time the Web Site will be made available to Client for on-line display and usage. Client shall pay the Fees in accordance with the applicable payment schedule set forth in Exhibit 3 hereto, provided that iNetz expressly reserves the right to change the rates charged hereunder for the Services during any Renewal Term. In the event iNetz and Client are unable to agree on the Fees following completion of the Specifications and after negotiating in good faith, either Party may terminate this Agreement upon thirty (30) days prior written notice to the other Party.

                              6.2 MAINTENANCE FEES

        To the extent that iNetz is to provide Maintenance, Client shall pay for all Maintenance-related tasks on a time and materials basis, as invoiced by iNetz, unless otherwise expressly provided in the Specifications Agreement.

                           6.3 OUT-OF-POCKET EXPENSES

        Client shall pay, or promptly reimburse iNetz for, any out-of-pocket expenses, including, without limitation, travel and travel-related expenses, incurred by iNetz in connection with the performance of the Services.

                          6.4 ADDITIONAL SERVICES FEES

        Unless otherwise agreed by the Parties in writing, Client shall pay to iNetz all fees for Additional Services on a time and materials basis as invoiced by iNetz. If Additional Services are estimated to take less than ten (10) hours, then approval may be given verbally by client. All Additional Services will be billed at iNetz current hourly rate.

                                6.5 LATE PAYMENT

        Client shall pay to iNetz all fees not specifically itemized on the Specifications Agreement within thirty (30) days of the date of the applicable iNetz invoice. If Client fails to pay any fees within thirty (30) days from the date due or within thirty (30) days from the date of an invoice, where applicable, late charges of $15 per invoice, per month, in addition to the greater of one point five percent (1.5%) per month or the maximum allowable under applicable law shall also become payable by Client to iNetz. In addition, failure of Client to fully pay any fees within sixty (60) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the Services by iNetz, and will be sufficient cause for immediate termination of this Agreement by iNetz. Any such suspension does not relieve Client from paying past due fees plus interest and in event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, court costs, and collection agency fees.

                                  7. WARRANTIES

                              7.1 INETZ WARRANTIES

        iNetz represents and warrants that (a) iNetz has the power and authority to enter into and perform its obligations under this Agreement, and (b) iNetz' Services under this Agreement shall be performed in a workmanlike manner. iNetz further represents and warrants that the Web Site will operate substantially in accordance with the Specifications. iNetz further warrants to Client that, to the best of iNetz' knowledge, the iNetz Materials do not and will not infringe, or be misappropriations of, the property rights of third parties, provided, however, that iNetz shall not be deemed to have breached such warranty to the extent that Client or its agent(s) have modified the Web Site in any manner or if the Web Site incorporates unauthorized third-party materials, through framing or otherwise. iNetz shall not be responsible to Client for service interruption due to, but not limited to, hardware failures, Client updates, power failures, T1 connection failures, software glitches, or other circumstances beyond iNetz' control.

                              7.2 CLIENT WARRANTIES

        Client represents and warrants that (a) Client has the power and authority to enter into and perform its obligations under this Agreement, (b) Client Content does not and shall not contain any content, materials, advertising or services that are inaccurate or that infringe on or violate any applicable law, regulation or right of a third party, including, without limitation, export laws, or any proprietary, contract, moral, or privacy right or any other third party right, and that Client owns the Client Content or otherwise has the right to place the Client Content on the Web Site, and (c) Client has obtained any authorization(s) necessary for hypertext links from the Web Site to other third party Web sites.

                           7.3 DISCLAIMER OF WARRANTY

        EXCEPT FOR THE LIMITED WARRANTY SET FORTH IN SECTION 7.1, DEVELOPER MAKES NO WARRANTIES HEREUNDER, AND DEVELOPER EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                               8. INDEMNIFICATION

                                   8.1 CLIENT

        Client agrees to indemnify, defend, and hold harmless iNetz, its directors, officers, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such action is based upon a claim that: (i) if true, would constitute a breach of any of Client's representations, warranties, or agreements hereunder; (ii) arises out of the negligence or willful misconduct of Client; or (iii) any of the Client Content to be provided by Client hereunder or other material on the Web Site infringes or violates any rights of third parties, including, without limitation, rights of publicity, rights of privacy, patents, copyrights, trademarks, trade secrets and/or licenses.

                                    8.2 INETZ

        iNetz agrees to indemnify, defend, and hold harmless Client, its directors, officers, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such action arises out of the gross negligence or willful misconduct of iNetz.

                                   8.3 NOTICE

        In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its own expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense and all negotiations relative to the settlement of any such claim and further provided that



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any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

                           9. LIMITATION OF LIABILITY

        INETZ SHALL HAVE NO LIABILITY WITH RESPECT TO INETZ' OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES EVEN IF INETZ HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, THE LIABILITY OF INETZ TO CLIENT FOR ANY REASON AND UPON ANY CAUSE OF ACTION SHALL BE LIMITED TO FIFTY PERCENT (50%) OF THE AMOUNT ACTUALLY PAID TO DEVELOPER BY CLIENT UNDER THIS AGREEMENT. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, AND OTHER TORTS.

                           10. TERMINATION AND RENEWAL

                                10.1 TERMINATION

        In the event of a breach by either party hereto, the non-breaching party shall have the right to notify the breaching party and demand that the breaching party cure said breach within ten (10) days. If the breaching party does not so cure the breach within such ten-day period, then the non-breaching party shall have the right to terminate this Agreement upon immediate notice to the breaching party. No such termination shall relieve the breaching party of the obligation to pay monies due hereunder or damages arising from the breach, whether such damages are based upon tort, contract or other forms of action.

        Either party may terminate this Agreement if a bankruptcy proceeding is instituted against the other party which is acquiesced in and not dismissed within __________ (__) days, or results in an adjudication of bankruptcy, or the other party materially breaches any of its representations, warranties or obligations under this Agreement, and such breach is not cured within __________ (__) days of receipt of notice specifying the breach, except that the cure period for failures of payment obligations shall be __________ (__) days. iNetz may terminate this Agreement at any time and for any reason, including, without limitation, by notifying Client in writing that the Services have been performed in full and are completed, by providing written notice of termination to Client and refunding a pro rata portion of fees paid by Client for Services not yet rendered on the date of termination. Client may terminate this agreement at any time and for any reason, provided that all fees and obligations named under this agreement have been paid in full.

                                11. MISCELLANEOUS

                       11.1 DISCLAIMER FOR URL SUBMISSIONS

        iNetz does not guarantee inclusion in any of the search engines and directories to which a site announcement is submitted or that announcement will be published, either electronically or in



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print, by any of the what's new lists, what's cool lists, or media sites that receive the submission. Due to editorial control by some directories, final listings, descriptions, categories, and time frames may differ from original submission. iNetz search engine tips and recommendations do not guarantee placement or placement level in a search result.

                              11.2 ENTIRE AGREEMENT

        This Agreement and attached Schedules constitute the entire agreement between Client and iNetz with respect to the subject matter hereof and there are no representations, understandings or agreements which are not fully expressed in this Agreement.

                                11.3 COOPERATION

        The Parties acknowledge and agree that successful completion of the Services shall require the full and mutual good faith cooperation of each of the Parties.

                          11.4 INDEPENDENT CONTRACTORS

        iNetz and its personnel, in performance of this Agreement, are acting as independent contractors and not employees or agents of Client.

                                 11.5 AMENDMENTS

        No amendment, change, waiver, or discharge hereof shall be valid unless in writing and signed by the party against which such amendment, change, waiver, or discharge is sought to be enforced.

                           11.6 CLIENT IDENTIFICATION

        iNetz may use the name of and identify Client as a iNetz client, in advertising, publicity, or similar materials distributed or displayed to prospective clients.

                               11.7 FORCE MAJEURE

        Except for the payment of fees by Client, if the performance of any part of this Agreement by either party is prevented, hindered, delayed or otherwise made impracticable by reason of any flood, riot, fire, judicial or governmental action, labor disputes, act of god or any other causes beyond the control of either party, that party shall be excused from such to the extent that it is prevented, hindered or delayed by such causes.

                                  11.8 UTAH LAW

        This Agreement shall be governed in all respects by the laws of the State of Utah without regard to its conflict of laws provisions, and Client and iNetz agree that the sole venue and jurisdiction for disputes arising from this Agreement shall be the appropriate state or federal court located in Salt Lake City, and Client and iNetz hereby submit to the jurisdiction of such courts.

                                 11.9 ASSIGNMENT

        Client shall not assign, without the prior written consent of iNetz, its rights, duties or obligations under this Agreement to any person or entity, in whole or in part, whether by assignment, merger, transfer of assets, sale of stock, operation of law or otherwise, and any attempt to do so shall be deemed a material breach of this Agreement.

                                  11.10 NOTICE

        Any notice provided pursuant to this Agreement, if specified to be in writing, shall be in writing and shall be deemed given (i) if by hand delivery, upon receipt thereof, (ii) if by mail, __________ (__) days after deposit in the United States mails, postage prepaid, certified mail, return receipt requested,
(iii) if by facsimile transmission, upon electronic confirmation thereof, or
(iv) if by next day delivery service, upon such delivery. All notices shall be addressed as follows (or such other address as either party may in the future specify in writing to the other):

In the case of iNetz:                    In the case of Client:
iNetz Media Group, Inc.                  Enmax
675 South 400 East                       4190 South Highland Dr.
Salt Lake City, UT 84111                 Salt Lake City, UT  84124
Attention:  Chief Operating Officer      Attention:  Robert Craig


                                  11.11 WAIVER

        The waiver of failure of either party to exercise any right in any respect provided for herein shall not be deemed a waiver of any further right hereunder.

                               11.12 SEVERABILITY

        If any provision of this Agreement is determined to be invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted, and the balance of the Agreement shall remain enforceable.

                           11.13 COVENANT NOT TO HIRE

        Client agrees not to solicit employment to any employees or full time consultants of iNetz, directly or through another agency or company, including but not limited to affiliates, partner companies, alliance companies or recruiting agencies. Client agrees to pay damages to iNetz if any such solicitation is encountered.

                                 11.14 HEADINGS

        The section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

                       11.15 APPROVALS AND SIMILAR ACTIONS

        Where agreement, approval, acceptance, consent or similar action by either party hereto is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

                                 11.16 SURVIVAL

        All provisions of this Agreement relating to Client warranties, confidentiality, non-disclosure, proprietary rights, limitation of liability, covenants not to hire, Client indemnification obligations and payment obligations shall survive the termination or expiration of this Agreement.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

CLIENT                                 INETZ MEDIA GROUP, INC.

By:                                    By:
    ------------------------------         -------------------------------------
         (Signature)                          (Signature)

Name:                                  Name:
      ----------------------------           -----------------------------------
Title:                                 Title:
       ---------------------------           -----------------------------------
Date:                                  Date:
      ----------------------------           -----------------------------------



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